UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2024

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39940	77-0059951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CSCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On May 15, 2024, Cisco Systems, Inc. (“Cisco”) reported its results of operations for its fiscal third quarter 2024 ended April 27, 2024. A copy of the press release issued by Cisco concerning the foregoing results is furnished herewith as Exhibit 99.1.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of Cisco, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

The attached exhibit includes non-GAAP net income, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating income and margin, non-GAAP effective tax rates, non-GAAP interest and other income (loss), net, and non-GAAP net income per share data for the periods presented. It also includes future estimated ranges for gross margin, operating margin, tax provision rate and EPS on a non-GAAP basis.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical projected results of operations.

For its internal budgeting process, Cisco’s management uses financial statements that do not include, when applicable, share-based compensation expense, amortization of acquisition-related intangible assets, acquisition-related/divestiture costs, significant asset impairments and restructurings, significant litigation settlements and other contingencies (such as legal and indemnification settlements and the supplier component remediation amounts), Russia-Ukraine war costs, gains and losses on investments, the income tax effects of the foregoing, and significant tax matters. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco. In prior periods, Cisco has excluded other items that it no longer excludes for purposes of its non-GAAP financial measures. From time to time in the future, there may be other items that Cisco may exclude for purposes of its internal budgeting process and in reviewing its financial results.

As described above, Cisco excludes the following items from one or more of its non-GAAP measures when applicable:

Share-based compensation expense. These expenses consist primarily of expenses for employee restricted stock and restricted stock units, employee stock options, and employee stock purchase rights, including such expenses associated with acquisitions. Cisco excludes share-based compensation expense from its non-GAAP measures primarily because they are non-cash expenses and Cisco believes that it is useful to investors to understand the impact of share-based compensation to its results of operations.

Amortization of acquisition-related intangible assets. Cisco incurs amortization of intangible assets (which may include impairment charges from the write-downs of purchased intangible assets) in connection with acquisitions. Such intangible assets may include purchased intangible assets with finite lives, capitalized in process research and development and goodwill. Cisco excludes these items because Cisco does not believe these expenses are reflective of ongoing operating results in the period incurred. These amounts arise from Cisco’s prior acquisitions and have no direct correlation to the operation of Cisco’s business.

Acquisition-related/divestiture costs. In connection with its business combinations, Cisco incurs compensation expense, changes to the fair value of contingent consideration, as well as professional fees and other direct expenses such as restructuring activities related to the acquired company. In addition, from time to time Cisco enters into foreign currency transactions related to pending acquisitions, and may incur gains or losses on such transactions. Cisco may also from time to time incur gains or losses from divestitures of a business area as well as professional fees and other direct expenses associated with such transactions. Cisco excludes such compensation expense, changes to the fair value of contingent consideration, fees, other direct expenses, and gains and losses, as they are related to acquisitions and divestitures and have no direct correlation to the operation of Cisco’s business.

Significant asset impairments and restructurings. Cisco from time to time incurs significant asset impairments, restructuring charges, and gains or losses on asset disposals. Cisco excludes these items, when significant, because it does not believe they are reflective of ongoing business and operating results.

Significant litigation settlements and other contingencies. Cisco from time to time may incur charges or benefits related to significant litigation settlements and other contingencies. Cisco excludes these charges or benefits, when significant, because it does not believe they are reflective of ongoing business and operating results.

Russia-Ukraine War Costs. In March 2022, in connection with the Russian invasion of Ukraine, Cisco announced its intention to stop business operations in Russia and Belarus for the foreseeable future. Cisco has begun an orderly wind-down and exit of its business in Russia and Belarus. Cisco has and may incur certain non-recurring charges related to this exit plan. These charges include non-recoverability of certain assets, special personnel-related charges in order to support impacted employees (unrelated to ordinary compensation expenses), potential future litigation and other contingencies, and other exit related costs, among others. Cisco excludes these charges because it believes they are not normal and recurring with respect to ongoing business and operating results. These excluded amounts do not include any impacts to revenue.

Gains and losses on investments. Cisco excludes gains and losses on our marketable equity investments and our investments in privately held companies, because it does not believe they are reflective of ongoing business and operating results.

Income tax effects of the foregoing. This amount is used to present each of the amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income.

Significant tax matters. Cisco may incur tax charges or benefits that are (i) related to prior periods or (ii) not reflective of its ongoing provision for income taxes. These tax charges or benefits may be the result of events such as changes in tax legislation, court decisions, and/or tax settlements. Cisco excludes these charges or benefits, when significant, because it does not believe they are reflective of ongoing business and operating results.

From time to time in the future, there may be other items that Cisco may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

Cisco will incur share-based compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs, and gains and losses on investments, in future periods. Significant asset impairments, restructurings, significant litigation settlements and other contingencies, Russia-Ukraine war costs, and divestiture costs could occur in future periods. Cisco could also be impacted by significant tax matters in future periods.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officer; Departure of Certain Officer

Effective May 15, 2024, as part of organizational changes with respect to Cisco’s executive leadership team, Cisco appointed Gary Steele as President, Go-to-Market. As part of Mr. Steele’s new role, he will assume responsibility for Cisco’s global sales, partner, and marketing operations. In connection with Mr. Steele’s appointment, on May 12, 2024, Jeff Sharritts, Cisco’s Executive Vice President and Chief Customer and Partner Officer, was informed that he would no longer remain in his role as Cisco’s Executive Vice President and Chief Customer and Partner Officer, effective May 15, 2024. Mr. Sharritts will remain employed by Cisco until July 15, 2024.

Mr. Steele, 61, joined Cisco in March 2024 as Cisco’s Executive Vice President and General Manager, Splunk, upon the close of Cisco’s acquisition of Splunk Inc. (“Splunk”). Prior to Cisco, Mr. Steele served as Splunk’s President, Chief Executive Officer, and a member of Splunk’s board of directors, from 2022 until 2024. Prior to joining Splunk, Mr. Steele served as Chief Executive Officer and a member of the board of directors of Proofpoint, Inc. (“Proofpoint”), from 2002 to 2022, and served as the Chair of the board of directors of Proofpoint from 2018 to 2021. From 1997 to 2002, Mr. Steele served as Chief Executive Officer of Portera Systems Inc. (“Portera”). Before Portera, Mr. Steele served as the Vice President and General Manager of the Middleware and Data Warehousing Product Group at Sybase, Inc. Mr. Steele also served in business development, marketing, and engineering roles at Sun Microsystems, Inc. and Hewlett-Packard Company. Since 2018, Mr. Steele has served as a member of the board of directors of Upwork Inc. Mr. Steele previously served as a member of the board of directors of Vonage Holdings Corp., from 2016 to 2021.

Compensatory Arrangements of Certain Officer

In connection with his appointment, on May 15, 2024, Mr. Steele entered into a letter agreement with Cisco (the “Letter Agreement”), providing for an annual base salary of $1 million; the ability to participate in Cisco’s Executive Incentive Plan following Mr. Steele’s onboarding with Cisco, which is currently expected to occur in the fourth quarter of Cisco’s fiscal year 2024, with a bonus target equal to 160% of his annual base salary (“Target Annual Bonus”); management’s recommendation to the Compensation and Management Development Committee of Cisco’s Board of Directors that Mr. Steele be approved for a fiscal year 2025 equity award with an approximate grant date fair value of $18 million and a transformational performance-based equity award for fiscal year 2025 with an approximate grant date fair value of $2.5 million; and Cisco’s payment or reimbursement of Mr. Steele’s reasonable legal fees incurred in connection with the Letter Agreement. The Letter Agreement supersedes all prior agreements between Mr. Steele and Cisco, except for the Retention Bonus (as defined below).

The Letter Agreement further provides that Mr. Steele will remain entitled to the change in control severance protections under Mr. Steele’s employment agreement with Splunk, which provide that, upon a Good Leaver Termination during the period beginning on Mr. Steele’s start date and ending on the 18-month anniversary of the closing date (March 18, 2024) of Cisco’s acquisition of Splunk (the “Closing Date”), Mr. Steele will receive a lump sum cash amount equal to (a) the sum of (i) 24 months of Mr. Steele’s monthly annual salary plus (ii) two times 160% of Mr. Steele’s annual salary plus (iii) a pro-rated Target Annual Bonus (as defined in the Letter Agreement), less applicable deductions, as cash severance; and (b) the premiums required to continue Mr. Steele’s group health care coverage for a period of 18 months. A “Good Leaver Termination” occurs if (a) Cisco terminates Mr. Steele’s employment without “Cause” (as defined in the Letter Agreement); (b) Mr. Steele resigns with “Good Reason” (as defined in the Letter Agreement); (c) in the event of Mr. Steele’s death or “Permanent Disability” (as defined in the Letter Agreement); or (d) Mr. Steele voluntarily terminates his active employment effective following the first anniversary of the Closing Date (provided Mr. Steele provides at least 90 days written notice prior to ceasing active employment with Cisco).

In connection with Cisco’s acquisition of Splunk, Mr. Steele was granted a cash retention bonus in the amount of $15 million (the “Retention Bonus”), which vests one-third on the 12-month anniversary of the Closing Date and then the remaining two-thirds in equal quarterly installments over the immediately following 24 months, subject to Mr. Steele’s continued employment with Cisco. In addition, in connection with Cisco’s acquisition of Splunk, Mr. Steele’s unvested equity awards in Splunk were converted to cash awards (the “Unvested Cash Awards”). The Unvested Cash Awards vest on the same vesting schedule as the corresponding Splunk equity award, subject to Mr. Steele’s continued employment with Cisco, provided that, pursuant to the Letter Agreement, the Unvested Cash Awards other than the award granted on February 27, 2024, will vest on March 18, 2025 or, if earlier, the date of Mr. Steele’s Good Leaver Termination.

The foregoing description of the Letter Agreement and the Retention Bonus are qualified in their entirety by reference to the Letter Agreement, a copy of which is filed herewith as Exhibit 10.1, and the Retention Bonus agreement, a copy of which is attached as Exhibit A to the Letter Agreement.

In connection with his appointment, Mr. Steele has entered into a standard form of Indemnity Agreement with Cisco which provides for indemnification of an indemnitee to the fullest extent permitted by law. The foregoing description of the Indemnity Agreement does not purport to be complete and is qualified in its entirety by the full text of the form of Indemnity Agreement, which was filed with the Securities and Exchange Commission on January 25, 2021 as Exhibit 10.1 to Cisco’s Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document

99.1	Press Release of Cisco, dated May 15, 2024, reporting the results of operations for Cisco’s fiscal third quarter 2024 ended April 27, 2024.

10.1	Letter Agreement, dated May 15, 2024, between Cisco and Gary Steele.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: May 15, 2024	By:	/s/ R. Scott Herren
	Name:	R. Scott Herren
	Title:	Executive Vice President and Chief Financial Officer